     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 1, 1997

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                      WESTERN INVESTMENT REAL ESTATE TRUST

             (Exact name of registrant as specified in its charter)

                        CALIFORNIA                                                   94-6100058
     (State or other jurisdiction of incorporation or                  (I.R.S. Employer Identification Number)
                       organization)

                                                                                    O.A. TALMAGE
                  3450 CALIFORNIA STREET                                        CHAIRMAN OF THE BOARD
              SAN FRANCISCO, CALIFORNIA 94118                                  3450 CALIFORNIA STREET
                      (415) 929-0211                                       SAN FRANCISCO, CALIFORNIA 94118
    (Address, including zip code, and telephone number,                            (415) 929-0211
                         including
        area code, of principal executive offices)                     (Name and address of agent for service)

                         ------------------------------

                                   COPIES TO:

                            DAVID J. ROMANSKI, ESQ.
                              ROBB A. SCOTT, ESQ.
                            STEINHART & FALCONER LLP
                         333 MARKET STREET, SUITE 3200
                        SAN FRANCISCO, CALIFORNIA 94105
                                 (415) 777-3999
                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

    AS SOON AS POSSIBLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.
                         ------------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                                                        PROPOSED MAXIMUM AGGREGATE
                                  TITLE OF SHARES                                            OFFERING PRICE(1)
Preferred Stock(2), Common Stock(3), and Debt Securities(4).........................          $150,000,000(5)

                                                                                            AMOUNT OF
                                  TITLE OF SHARES                                       REGISTRATION FEE
Preferred Stock(2), Common Stock(3), and Debt Securities(4).........................       $45,454(6)

(1) Estimated solely for the purpose of calculating the registration fee and exclusive of accrued interest, if any.

(2) There is being registered hereunder 2,000,000 shares of Preferred Stock of the Registrant as may be sold, from time to time, by the Registrant.

(3) There is being registered hereunder an indeterminate number of shares of Common Stock of the Registrant as may be sold, from time to time, by the Registrant. There are also being registered hereunder an indeterminate number of shares of beneficial interest ("Common Stock") of the Registrant as shall be issuable upon conversion of or in exchange for convertible Preferred Stock registered hereby. No separate consideration will be received for the Common Stock issuable upon conversion of or in exchange for convertible Preferred Stock.

(4) There is being registered hereunder an indeterminate amount of Debt Securities of the Registrant as may be sold, from time to time, by the Registrant.

(5) Or an equivalent amount in another currency or currencies or as determined by reference to an index or, if the securities are to be offered at a discount, the approximate proceeds to the Registrant. The principal amount at maturity will be greater if Debt Securities are sold with original issue discount. This Registration Statement is intended to register the issuance of Common Stock issued for sale directly by the Registrant, as well as the issuance of such Common Stock upon the conversion of the Debt Securities. No separate consideration will be received for Common Stock that is issued upon conversion of Debt Securities registered hereunder.

(6) Calculated in accordance with Rule 457(o) under the Securities Act of 1933.

                       ----------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                              SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED AUGUST 1, 1997

                      WESTERN INVESTMENT REAL ESTATE TRUST

                                  $150,000,000

               PREFERRED STOCK, COMMON STOCK AND DEBT SECURITIES
                               ------------------

    Western Investment Real Estate Trust (the "Trust") may from time to time offer in one or more series (i) shares or fractional shares of its preferred stock, without par value (the "Preferred Stock"), (ii) shares of its common shares of beneficial interest, without par value (the "Common Stock"), or (iii) unsecured senior or subordinated debt securities (the "Debt Securities") with an aggregate initial public offering price of up to $150,000,000 on terms to be determined at the time of offering. The Debt Securities will be direct unsecured obligations of the Trust and may be either senior debt securities ("Senior Securities") or subordinated debt securities ("Subordinated Securities"). The Senior Securities will rank equally with all other unsecured and unsubordinated indebtedness of the Trust. The Subordinated Securities will be subordinated to all existing and future Senior Debt of the Trust, as defined. See "Description of Debt Securities." The Preferred Stock, Common Stock, and Debt Securities (collectively, the "Offered Securities") may be offered, separately or together, in separate series, in amounts, at prices and on terms to be set forth in a supplement to this Prospectus (a "Prospectus Supplement").

    The specific terms of the Offered Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable: (a) in the case of Preferred Stock, the specific title and stated value, any dividend, liquidation, redemption, conversion, voting and other rights and the initial public offering price; (b) in the case of Common Stock, the initial public offering price; and
(c) in the case of Debt Securities, the specific title, aggregate principal amount, currency, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the option of the Trust, terms for sinking fund payments, terms for conversion into Common Stock or Preferred Stock, additional covenants and any initial public offering price. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Offered Securities, in each case as may be necessary or appropriate to preserve the status of the Trust as a real estate investment trust ("REIT") for United States federal income tax purposes. See "Restrictions on Ownership of Common Stock."

    The applicable Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by such Prospectus Supplement.

    The Offered Securities may be offered directly by the Trust, through agents designated from time to time by the Trust, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Offered Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth in the applicable Prospectus Supplement. See "Plan of Distribution." No Offered Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of such series of Offered Securities.
                            ------------------------

    SEE "RISK FACTORS" ON PAGE 4 FOR CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
                             ---------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

    THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                THE DATE OF THIS PROSPECTUS IS           , 1997.

                             AVAILABLE INFORMATION

    The Trust is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Registration Statement, the exhibits and schedules forming a part thereof and the reports, proxy statements and other information filed by the Trust with the Commission in accordance with the Exchange Act can be inspected and copied at the Commission's public reference section, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained at prescribed rates by writing to the public reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is: http://www.sec.gov. In addition, the Trust's Common Stock is listed on the American Stock Exchange (the "AMEX") and similar information concerning the Trust can be inspected and copied at the offices of the AMEX, 86 Trinity Place, New York, New York 10006.

    The Trust has filed with the Commission a registration statement (the "Registration Statement") (of which this Prospectus is a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such Registration Statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the Trust and the Offered Securities, reference is hereby made to the Registration Statement and such exhibits and schedules which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The documents listed below have been filed by the Trust under the Exchange Act with the Commission and are incorporated herein by reference:

        a. The Trust's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

        b. The Trust's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997.

        c. The Trust's Proxy Statement relating to the Annual Meeting of Shareholders held on May 8, 1997.

        d. The description of the Common Stock included in registration statements and reports filed under the Exchange Act and the Trust's Amended and Restated Declaration of Trust filed herewith.

    All documents filed by the Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents (provided, however, that the information referred to in Item 402(a)(8) of Regulation S-K of the Commission shall not be deemed specifically incorporated by reference herein).

    Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the applicable Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    Copies of all documents which are incorporated herein by reference (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference in such information) will be provided without charge to each person, including any beneficial owner of the Offered Securities, to whom this Prospectus is delivered, upon written or oral request. Requests should be made to Dennis D. Ryan, Executive Vice President and Chief Financial Officer of the Trust, 3450 California Street, San Francisco, California 94118 (telephone number: (415) 929-0211).

                                  RISK FACTORS

    "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This Prospectus, including the information incorporated by reference herein, and the applicable Prospectus Supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors set forth below, and prospective investors should carefully consider such risk factors in conjunction with the other information contained or incorporated by reference in this Prospectus and the applicable Prospectus Supplement before making a decision to purchase any Offered Securities.

REAL ESTATE INVESTMENT CONSIDERATIONS

    GENERAL

    Real property investments are subject to varying degrees of risk. Real estate values are affected by changes in the general economic climate, local conditions such as an oversupply of or a reduction in demand for real estate in the area, the attractiveness of the Trust's properties to tenants, the quality, philosophy and performance of management, competition from comparable properties, inability to collect rent from tenants, the effects of any bankruptcies of major tenants, changes in market rental rates, the need to periodically repair, renovate and rent space and to pay the costs thereof (including, without limitation, substantial tenant improvement and leasing costs of re-leasing space), and increases in operating costs due to inflation and other factors (including increased real estate taxes), which increases may not necessarily be passed through fully to tenants. Real estate values are also affected by such factors as government regulations and changes in zoning or tax laws, interest rate levels, the availability of financing and potential liability under environmental and other laws.

    DEPENDENCE ON TENANTS

    The Trust's results of operations will depend on its ability to continue to lease space in its real estate properties on economically favorable terms. In addition, as substantially all of the Trust's income is derived from rentals of real property, the Trust's income and funds available for distribution would be adversely affected if a significant number of the Trust's lessees were unable to meet their obligations to the Trust. In the event of default by a lessee, the Trust may experience delays in enforcing its rights as lessor and may incur substantial costs in protecting its investment. Currently, one of the Trust's tenants, Raley's, represents approximately 20% of the Trust's revenues. Raley's accounted for 20% of rentals revenues for the year ended December 31, 1996.

    BANKRUPTCY OF TENANTS

    There have been a number of recent bankruptcies in the retail industry, including certain tenants of the Trust. The bankruptcy or insolvency of a major tenant may have a material adverse effect on the shopping centers affected and the income produced by such properties. The Trust's leases generally do not contain restrictions designed to ensure the creditworthiness of the tenant, although the Trust conducts a financial review of all tenants.

    ACQUISITION RISKS

    The Trust may acquire properties or acquire other real estate companies when it believes that an acquisition is consistent with its business strategies. In addition, the Trust may, in certain circumstances, create and use Operating Partnership units ("Units") as consideration for acquisitions from tax-sensitive sellers and, in connection with such acquisitions, it may agree to certain restrictions on the Trust's ability to sell, or reduce the mortgage indebtedness on, such acquired assets, including agreeing not to sell properties for significant periods of time. These transactions may increase the Trust's indebtedness as a percentage of asset value or market capitalization, which may impair the ability of the Trust to take actions that would otherwise be in the best interests of the shareholders.

    MARKET ILLIQUIDITY

    Equity real estate investments are relatively illiquid and therefore tend to limit the ability of the Trust to vary its portfolio promptly in response to changes in economic or other conditions. In addition, the Internal Revenue Code ("Code") limits the Trust's ability to sell properties held for fewer than four years, which may affect the Trust's ability to sell properties without adversely affecting returns to shareholders.

    OPERATING RISKS

    The Trust's properties are subject to operating risks common to commercial real estate in general, any and all of which may adversely affect operating income. The properties are subject to increases in operating expenses such as security, landscaping, insurance, repairs and maintenance. While the Trust's tenants generally are currently obligated to pay most of these costs, there can be no assurance that tenants will agree to pay such costs upon renewal or that new tenants will agree to pay such costs. If operating expenses increase, the local rental market may limit the extent to which rents may be increased to meet increased expenses without decreasing occupancy rates. While the Trust implements cost saving incentive measures at each of its properties, if any of the above occurs, the Trust's ability to make distributions to stockholders could be adversely affected.

    COMPETITION

    There are numerous commercial properties that compete with the Trust in attracting tenants and numerous companies that compete in selecting properties for acquisition.

    UNINSURED LOSS

    The Trust carries comprehensive liability and casualty insurance with respect to all of its properties, with policy specifications, insured limits and deductibles customarily carried for similar properties. There are, however, certain types of losses (such as losses arising from acts of war or relating to pollution or for earthquake or flood) that are not insured because they are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, the Trust could lose its capital invested in a property, as well as the anticipated future revenue from such property and would continue to be obligated on any obligations related to the property. Any such loss could adversely affect the business of the Trust and its financial condition and results of operations.

    POSSIBLE ENVIRONMENTAL LIABILITIES

    Under various Federal, state and local environmental laws, a current or previous owner or operator of real estate may be required (typically regardless of knowledge or responsibility) to investigate and clean up hazardous or toxic substances or petroleum product releases at such property and may be held liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination, which may be substantial. The presence of such substances (or the failure to properly remediate the contamination) may adversely affect the owner's ability to borrow against, sell or rent such property.

    COST OF COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT AND SIMILAR LAWS

    Under the American with Disabilities Act of 1990 (the "ADA"), all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Although management of the Trust believes that the Trust's properties are substantially in compliance with the present requirements of the ADA, the Trust may incur additional costs of complying with the ADA. A number of additional federal, state and local laws exist which also may require modifications to the Trust's properties, or restrict certain further renovations thereof, with respect to access thereto by disabled persons. Additional legislation may impose further burdens or restrictions on owners with respect to access by disabled persons.

POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES OF
  BENEFICIAL INTEREST

    In order to maintain its qualification as a REIT, not more than 50% in value of the outstanding stock of the Trust may be owned, directly or indirectly, by five or fewer persons. In order to protect the Trust against the risk of losing its status as a REIT due to a concentration of ownership among its shareholders, the Trust may refuse to transfer shares of its stock.

ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT; OTHER TAX LIABILITIES

    The Trust intends at all times to operate so as to qualify as a REIT under the Code. Although management of the Trust believes that the Trust is organized and operates in such a manner, no assurance can be given that the Trust will remain qualified as a REIT. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within the Trust's control may affect the Trust's ability to qualify as a REIT. If the Trust fails to qualify as a REIT, it will be subject to Federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. In addition, unless entitled to relief under certain statutory provisions, the Trust will be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. The additional tax would significantly reduce the cash flow available for distribution to shareholders.

POSSIBLE ADVERSE IMPACT OF MARKET CONDITIONS ON MARKET PRICE

    The market value of the Trust's securities could be substantially affected by general market conditions, including changes in interest rates. An increase in market interest rates would lead purchasers of the Debt Securities and may lead purchasers of the Common Stock, and Preferred Stock to demand a higher annual yield, which could adversely affect the market price of the outstanding Debt Securities, Preferred Stock and Common Stock. Moreover, numerous other factors such as government regulatory action and changes in tax laws could have a significant impact on the future market price of the Common Stock or other securities.

                                   THE TRUST

    Founded in 1962, Western Investment Real Estate Trust (the "Trust") is a self-administered and fully integrated equity real estate investment trust ("REIT") which invests in income-producing properties located principally in Northern and Central California and Nevada. At December 31, 1996, the Trust owned 48 retail properties, 10 commercial properties and 2 industrial properties with a combined gross leasable area of approximately 4.8 million square feet. The Trust's policy is to focus primarily on long-term investments in properties in which a majority of the tenants are already in place or committed to future occupancy.

    The Trust's strategy is to focus on community shopping centers and retail stores in Northern and Central California and Nevada in areas which are experiencing population growth. At December 31, 1996, approximately 93% of the amounts invested by the Trust related to shopping centers and retail businesses, all of which were located in Northern and Central California and Nevada. The Trust believes that this focus provides it with a high degree of market familiarity, promotes greater efficiency in the Trust's asset management activities and helps the Trust establish strong working relationships with major national and regional retailers. Further, the Trust's strategic focus contributes to its ability to identify potential acquisitions.

    The Trust believes its shopping center properties are strategically located, attractive and well constructed and maintained. Over 70% of the amounts invested by the Trust in its shopping center and retail properties has been in properties constructed since January 1, 1985. The Trust's principal shopping center and retail tenants include certain well-recognized national and regional businesses such as Food-4-Less (Fleming Foods), Nob Hill Foods, Pak 'N Save, Raley's, Safeway, Save Mart Supermarket, and Thrifty-Payless (Rite Aid).

    The Trust directly provides full asset management services to substantially all of its properties. Asset management includes property management, leasing, marketing and accounting services. Internal management provides for the regular interaction between the Trust and its tenants and the close supervision of properties. In addition, the Trust believes that over time such internal asset management should prove less expensive than employing independent property management and leasing firms due to lower commissions and fees and certain economies of scale.

    The leases at the Trust's properties are for varying lengths and provide different mechanisms for increasing rents over the term of the lease based on the type of tenant. Substantially all of the Trust's properties are leased on a triple net basis, with the tenants being responsible for most operating expenses, such as real estate taxes, utilities, certain types of insurance and normal maintenance and repair.

    The Trust has paid 133 consecutive quarterly cash dividends since it commenced real estate operations in 1964, including the dividend paid in respect of the fiscal quarter ended June 30, 1997. The Trust has elected to qualify as a REIT for Federal income tax purposes. Its Common Stock has been publicly traded on the American Stock Exchange since 1984. The Trust's executive offices are located at 3450 California Street, San Francisco, California 94118, telephone
(415) 929-0211.

CERTAIN RATIOS

    The following table sets forth the Trust's consolidated ratios of earnings to combined fixed charges for the periods shown:

                                                                                      YEARS ENDED
                                                                                     DECEMBER 31,
                                                                 -----------------------------------------------------
                                                                   1992       1993       1994       1995       1996
                                                                 ---------  ---------  ---------  ---------  ---------
Ratio of Earnings to Fixed Charges.............................       2.4x       2.5x       2.0x       1.9x       2.0x

                                                                   THREE MONTHS
                                                                       ENDED
                                                                     MARCH 31,
                                                                 -----------------
                                                                       1997
                                                                 -----------------
Ratio of Earnings to Fixed Charges.............................           2.0x

    The ratios of earnings to combined fixed charges were computed by dividing earnings by fixed charges. For these purposes, earnings consist of pre-tax income from continuing operations before extraordinary items plus fixed charges. Fixed charges consist of interest expense (including interest costs capitalized), amortization of debt issuance costs and the portion of rent expense representing an interest factor.

                                USE OF PROCEEDS

    Unless otherwise specified in the applicable Prospectus Supplement for any offering of Securities, the Trust intends to use the net proceeds from the sale of Offered Securities by the Trust for general corporate purposes. Such purposes may include repayment of debt (including repayments of amounts drawn on the Trust's bank line of credit), improvement, expansion or redevelopment of its properties, acquisition or development of additional properties and for working capital. Pending use for the foregoing purposes, such proceeds shall be invested in short-term, interest-bearing time or demand deposits with financial institutions, investment grade commercial paper, bankers' acceptances, cash items or qualified government securities, all in a manner consistent with the REIT provisions of the Code.

                         DESCRIPTION OF DEBT SECURITIES

    The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities being offered and the extent to which such general provisions may apply will be described in a Prospectus Supplement relating to such Debt Securities.

    The Senior Securities are to be issued under an Indenture, as amended or supplemented from time to time (the "Senior Securities Indenture"), between the Trust and a trustee to be selected by the Trust (the "Senior Securities Trustee") and the Subordinated Securities are to be issued under an Indenture, as amended or supplemented from time to time (the "Subordinated Securities Indenture"), between the Trust and a trustee to be selected by the Trust (the "Subordinated Securities Trustee"). The Senior Securities Indenture and the Subordinated Securities Indenture are referred to herein individually as the "Indenture" and collectively as the "Indentures," and the Senior Securities Trustee and the Subordinated Securities Trustee are referred to herein individually as the "Trustee" and collectively as the "Trustees." A form of the Senior Securities Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part and will be available for inspection at the corporate trust office of the Senior Securities Trustee or as described above under "Available Information." A form of the Subordinated Securities Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part and will be available for inspection at the corporate trust office of the Subordinated Securities Trustee or as described above under "Available Information." The Indentures will be subject to, and governed by, the Trust Indenture Act of 1939, as amended (the "TIA"). The descriptions of the Indentures set forth below assume that the Trust has entered into the Indentures. The Trust will execute the applicable Indenture when and if the Trust issues Debt Securities. The statements made hereunder relating to the Indentures and the Debt Securities to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indentures and such Debt Securities. Unless otherwise specified, all capitalized terms used but not defined herein shall have the meanings set forth in the Indentures.

  PROVISIONS APPLICABLE TO BOTH SENIOR SECURITIES AND SUBORDINATED SECURITIES

GENERAL

    The Debt Securities will be direct, unsecured obligations of the Trust. Senior Securities will rank pari passu with certain other unsecured and unsubordinated debt of the Trust that may be outstanding from time to time unless otherwise indicated in the applicable Prospectus Supplement and will rank senior to all Subordinated Securities that may be outstanding from time to time. Each Indenture provides that the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the Board of Trustees of the Trust or as established in one or more indentures supplemental to the Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the Debt Securities of such series, for issuances of additional Debt Securities of such series.

    Each Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under either Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Trustee thereunder, and, except as otherwise indicated herein, any action described herein to be taken by the Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the applicable Indenture.

    Reference is made to the Prospectus Supplement relating to the series of Debt Securities being offered for the specific terms thereof, including:

        (a) the title of such Debt Securities;

        (b) the classification of such Debt Securities as Senior Securities or Subordinated Securities;

        (c) the aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount;

        (d) the price (expressed as a percentage of the principal amount thereof) at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such Debt Securities which is convertible into Common Stock or Preferred Stock, or the method by which any such portion shall be determined;

        (e) if convertible, the terms on which such Debt Securities are convertible, including the initial conversion price or rate and the conversion period and the applicable limitations on the ownership or transferability of the Common Stock or Preferred Stock receivable on conversion;

        (f) the date or dates, or the method for determining such date or dates, on which the principal on such Debt Securities will be payable;

        (g) the rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any;

        (h) the date or dates, or the method for determining such date or dates, from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable, the Regular Record Dates for such Interest Payment Dates, or the method by which such dates shall be determined, the Person to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

        (i) the place or places where the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, such Debt Securities may be surrendered for conversion or registration of transfer or exchange and notices or demands to or upon the Trust in respect of such Debt Securities and the applicable Indenture may be served;

        (j) the period or periods, if any, within which the price or prices at which and the terms and conditions upon which such Debt Securities may, pursuant to any optional or mandatory redemption provision, be redeemed, in whole or in part, at the option of the Trust, if the Trust is to have such an option;

        (k) the obligation, if any, of the Trust to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision, and the period or periods within which, the price or prices at which and the terms and conditions upon which, such Debt Securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

        (l) if other than U.S. dollars, the currency or currencies in which such Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

        (m) whether the amount of payments of principal of (and premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or other method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts shall be determined;

        (n) whether such Debt Securities will be issued in the form of one or more global securities and whether such global securities are to be issuable in a temporary global form or permanent global form;

        (o) any additions to, modifications of or deletions from the terms of such Debt Securities with respect to the Events of Default or Covenants set forth in the applicable Indenture;

        (p) whether such Debt Securities will be issued in certificated or book-entry form and, if so, the identity of the depository for such Debt Securities;

        (q) whether such Debt Securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and the terms and conditions relating thereto;

        (r) the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable Indenture or any modification thereof;

        (s) whether and under what circumstances the Trust will pay additional amounts as contemplated in the applicable Indenture on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Trust will have the option to redeem such Debt Securities in lieu of making such payment;

        (t) any deletions from, modifications of or additions to the Events of Default or Covenants of the Trust, to the extent different from those described herein or set forth in the applicable Indenture with respect to such Debt Securities, and any change in the right of any Trustee or any of the holders to declare the principal amount of any such Debt Securities due and payable;

        (u) the name of the applicable Trustee and the address of its corporate trust office; and

        (v) any other terms of such Debt Securities not inconsistent with the provisions of the applicable Indenture.

    The Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). Special U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

    Except as set forth in any Prospectus Supplement, neither Indenture contains any other provisions that would limit the ability of the Trust to incur indebtedness or that would afford holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving the Trust or in the event of a change of control. However, restrictions on ownership and transfers of the Trust's Common Stock and Preferred Stock are designed to preserve its status as a REIT and, therefore, may act to prevent or hinder a change of control. See "Description of Common Stock" and "Description of Preferred Stock." Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or Covenants of the Trust that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

DENOMINATIONS, INTEREST, REGISTRATION AND TRANSFER

    Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series will be issuable in denominations of $1,000 and integral multiples thereof.

    Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and premium, if any) and interest on any series of Debt Securities will be payable at the corporate trust office of the applicable Trustee, provided that, at the option of the Trust, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register or by wire transfer of funds to such Person at an account maintained within the United States.

    Any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a Debt Security ("Defaulted Interest") will forthwith cease to be payable to the holder on the applicable Regular Record Date and may either be paid to the person in whose name such Debt Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the applicable Trustee, notice whereof shall be given to the Holder of such Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the applicable Indenture.

    Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such Debt Securities at the corporate trust office of the applicable Trustee. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for conversion or registration of transfer thereof at the corporate trust office of the applicable Trustee. Every Debt Security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Trust may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable Prospectus Supplement refers to any transfer agent (in addition to the Trustee) initially designated by the Trust with respect to any series of Debt Securities, the Trust may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Trust will be required to maintain a transfer agent in each Place of Payment for such series. The Trust may at any time designate additional transfer agents with respect to any series of Debt Securities.

    Neither the Trust nor any Trustee shall be required to (a) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; (b) register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part; or (c) issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the Trust, except the portion, if any, of such Debt Security not to be so repaid.

MERGER, CONSOLIDATION OR SALE OF ASSETS

    The Trust may merge with or into, consolidate with, or sell, lease or convey all or substantially all of its assets to, any other trust or corporation, provided that (a) either the Trust shall be the continuing trust or corporation, or the successor trust or corporation (if other than the Trust) formed by or resulting from any such merger or consolidation or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any) and interest on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in the Indentures; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Trust or any Subsidiary as a result thereof as having been incurred by the Trust or such Subsidiary at the time of such transaction, no Event of Default under the Indentures, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (c) an officer's certificate and legal opinion covering such conditions shall be delivered to the Trustees.

CERTAIN COVENANTS

    EXISTENCE. Except as permitted under "Merger, Consolidation or Sale of Assets," the Trust will do or cause to be done all things necessary to preserve and keep in full force and effect its trust existence, rights (charter and statutory) and franchises; provided, however, that the Trust shall not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the holders of the Debt Securities.

    MAINTENANCE OF PROPERTIES. The Trust will cause all of its properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Trust may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Trust and its Subsidiaries shall not be prevented from selling or otherwise disposing for value its properties in the ordinary course of business.

    INSURANCE. The Trust will keep all of its insurable properties adequately insured against loss or damage (except for earthquake or flood) in an amount deemed reasonable by the Board of Trustees with insurers of recognized responsibility and, if described in the applicable Prospectus Supplement, having a specified rating from a recognized insurance rating service.

    PAYMENT OF TAXES AND OTHER CLAIMS. The Trust will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all future taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Trust or any Subsidiary, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Trust or any Subsidiary, unless such lien would not have a material adverse effect upon such property; provided, however, that the Trust shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (x) whose amount, applicability or validity is being contested in good faith by appropriate proceedings, or (y) for which the Trust has set apart and maintains an adequate reserve.

    PROVISION OF FINANCIAL INFORMATION.  Whether or not the Trust is subject to
Section 13 or 15(d) of the Exchange Act, the Trust will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Trust would have been required to file with the Commission pursuant to such Section 13 or 15(d) if the Trust were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Trust would have been required so to file such documents if the Trust were so subject. The Trust will also (a) within 15 days of each Required Filing Date (i) upon request of any Holder of Debt Securities, transmit by mail to such Holder, as their names and addresses appear in the Security Register, without cost to such Holder, copies of the annual reports and quarterly reports which the Trust would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Trust were subject to such Sections, and (ii) file with the Trustees copies of the annual reports, quarterly reports and other documents which the Trust would have been required to file with the Commission pursuant to
Section 13 or 15(d) of the Exchange Act if the Trust were subject to such Sections, and (b) if filing such documents by the Trust with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder.

    ADDITIONAL COVENANTS. Any additional covenants of the Trust with respect to any series of Debt Securities will be set forth in the Prospectus Supplement relating thereto.

EVENTS OF DEFAULT, NOTICE AND WAIVER

    Each Indenture provides that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder, (a) default for 30 days in the payment of any installment of interest on any Debt Security of such series; (b) default in the payment of the principal of (or premium, if any, on) any Debt Security of such series at its Maturity; (c) default in making any sinking fund payment as required for any Debt Security of such series; (d) default in the performance of any other covenant of the Trust contained in the applicable Indenture (other than a covenant added to such Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series), continued for 60 days after written notice as provided in such Indenture; (e) a default under any bond, indenture, note or other evidence of indebtedness for money borrowed by the Trust or any of its Subsidiaries (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles but not including any indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $5,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Trust or any of its subsidiaries (including such capitalized leases, but not including such indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $5,000,000, whether such indebtedness exists on the date of such Indenture or shall thereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or such obligations being accelerated, without such acceleration having been rescinded or annulled; (f) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Trust, any Significant Subsidiary or the property of the Trust or any Significant Subsidiary; and (g) any other Event of Default provided with respect to a particular series of Debt Securities. The term "Significant Subsidiary" means each significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act) of the Trust.

    If an Event of Default under the Indenture with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms thereof) of all of the Debt Securities of that series to be due and payable immediately by written notice thereof to the Trust (and to the applicable Trustee if given by the Holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable Trustee, the Holders of not less than a majority in principal amount of outstanding Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) may rescind and annul such declaration and its consequences if (a) the Trust shall have deposited with the applicable Trustee all required payments of the principal of (and premium, if any) and interest on the Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the Trustee, and (b) all Events of Default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) have been cured or waived as provided in the applicable Indenture. Each Indenture also provides that the Holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default
(x) in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or (y) in respect of a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the Holder of each outstanding Debt Security affected thereby.

    Each Trustee is required to give notice to the Holder of Debt Securities within 90 days of a default under the applicable Indenture; provided, however, that the Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if the Responsible Officers of the Trustee consider such withholding to be in the interest of such Holders.

    Each Indenture provides that no Holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the applicable Indenture or for any remedy thereunder, except in the case of failure of the Trustee thereunder for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any Holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such Debt Securities at the respective due dates thereof.

    Subject to provisions in each Indenture relating to its duties in case of default, each Trustee is under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any Holders of any series of Debt Securities then outstanding under such Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity. The Holders of not less than a majority in principal amount of the applicable Outstanding Debt Securities of any series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law or the applicable Indenture, which may involve the Trustee in personal liability or which may be unduly prejudicial to the Holders of Debt Securities of such series not joining therein.

    Within 120 days after the close of each fiscal year, the Trust must deliver to each Trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the applicable Indenture and, if so, specifying each such default and the nature and status thereof.

MODIFICATION OF THE INDENTURES

    Modifications and amendments of each Indenture may be made only with the consent of the Holders of not less than a majority in principal amount of all Outstanding Debt Securities issued under such Indenture which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each such Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest (or premium, if any) on, any such Debt Security; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the Holder of any such Debt Security; (c) change the Place of Payment, or the coin or currency, for payment of principal of, premium, if any, or interest on any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (e) reduce the above-stated percentage of Outstanding Debt Securities of any series necessary to modify or amend the applicable Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in such Indenture; (f) if Subordinated Securities, modify any of the provisions of the Subordinated Securities Indenture relating to the subordination of such Subordinated Securities in a manner adverse to the Holders thereof; or (g) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the Holder of such Debt Security.

    The Holders of not less than a majority in principal amount of Outstanding Debt Securities have the right to waive compliance by the Trust with certain covenants in the applicable Indenture.

    Modifications and amendments of each Indenture may be made by the Trust and the applicable Trustee without the consent of any Holder of Debt Securities issued thereunder for any of the following purposes: (a) to evidence the succession of another Person to the Trust as obligor under the applicable Indenture; (b) to add to the covenants of the Trust for the benefit of the Holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Trust in the applicable Indenture; (c) to add Events of Default for the benefit of the Holders of all or any series of Debt Securities;
(d) to add or change any provisions of the applicable Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect; (e) to change or eliminate any provisions of the applicable Indenture, provided that any such change or elimination shall become effective only when there are no Debt Securities Outstanding of any series created prior thereto which are entitled to the benefit of such provision; (f) to secure the Debt Securities; (g) to establish the form or terms of Debt Securities of any series, including the provisions and procedures, if applicable, for the conversion of such Debt Securities into Preferred Stock or Common Stock of the Trust; (h) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the applicable Indenture by more than one Trustee; (i) to cure any ambiguity, defect or inconsistency in the applicable Indenture, provided that such action shall not adversely affect the interests of Holders of Debt Securities of any series in any material respect; or (j) to supplement any of the provisions of the applicable Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, provided that such action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect.

    Each Indenture provides that in determining whether the Holders of the requisite principal amount of Outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of Holders of Debt Securities, (a) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof, (b) the principal amount of a Debt Security denominated in a Foreign Currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Debt Security of the amount determined as provided in (a) above), (c) the principal amount of an Indexed Security that shall be deemed outstanding shall be the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to such Indenture, and (d) Debt Securities owned by the Trust or any other obligor upon the Debt Securities or any Affiliate of the Trust or of such other obligor shall be disregarded.

    Each Indenture contains provisions of convening meetings of the Holders of Debt Securities of a series. A meeting may be called at any time by the applicable Trustee, and also, upon request, by the Trust or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given as provided in the applicable Indenture. Except for any consent that must be given by the Holder of each Debt Security affected by certain modifications and amendments of the applicable Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage, which is less than a majority in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the applicable Indenture will be binding on all Holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Debt Securities of a series, the Persons holding or representing such specified percentage in principal amount of the Outstanding Debt Securities of such series will constitute a quorum.

    Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of Holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the applicable Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Debt Securities affected thereby, or of the Holders of such series and one or more additional series, (a) there shall be no minimum quorum requirement for such meeting and (b) the principal amount of the Outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the applicable Indenture.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

    The Trust may discharge certain obligations to Holders of any series of Debt Securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be.

    Each Indenture provides that, unless otherwise indicated in the applicable Prospectus Supplement, the Trust may elect either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities and to hold moneys for payment in trust and, with respect to Subordinated Debt Securities which are convertible or exchangeable, the right to convert or exchange) ("defeasance"), or (b) to be released from its obligations with respect to such Debt Securities under the applicable Indenture (being the restrictions described under "Certain Covenants"), or, if provided in the applicable Prospectus Supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such Debt Securities ("covenant defeasance"), in either case upon the irrevocable deposit by the Trust with the applicable Trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at Stated Maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

    Such a trust may only be established if, among other things, the Trust has delivered to the applicable Trustee an Opinion of Counsel (as specified in the applicable Indenture) to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred.

    "Government Obligations" means securities which are (a) direct obligations of the United States of America or the government which issued the Foreign Currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the Foreign Currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

    Unless otherwise provided in the applicable Prospectus Supplement, if after the Trust has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series, (a) the Holder of a Debt Security of such series is entitled to, and does, elect under the applicable Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security, or (b) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such Debt Security as they become due out of the proceeds yielded by covering the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate. "Conversion Event" means the cessation of use of (i) a Foreign Currency, both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium, if any) and interest on any Debt Security that is payable in a Foreign Currency that ceases to be used by its government of issuance shall be made is U.S. dollars.

    In the event the Trust effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (d) under "Events of Default, Notice and Waiver" with respect to specified sections of the Indenture (which Sections would no longer be applicable to such Debt Securities) or described in clause (g) under "Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such Debt Securities are payable, and Government Obligations on deposit with the applicable Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default. However, the Trust would remain liable to make payment of such amounts due at the time of acceleration.

    The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

CONVERSION RIGHTS

    The terms and conditions, if any, upon which the Debt Securities are convertible into Preferred Stock or Common Stock will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include whether such Debt Securities are convertible into Preferred Stock or Common Stock, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the Holders or the Trust, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Debt Securities, and any restrictions on conversion, including restrictions directed at maintaining the Trust's REIT status.

PAYMENT

    Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and applicable premium, if any) and interest on any series of Debt Securities will be payable at the corporate trust office of the Trustee, the address of which will be stated in the applicable Prospectus Supplement; provided that, at the option of the Trust, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such Debt Securities or by wire transfer of funds to such person at an account maintained within the United States.

    All moneys paid by the Trust to a paying agent or a Trustee for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Trust, and the holder of such Debt Security thereafter may look only to the Trust for payment thereof.

GLOBAL SECURITIES

    The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary (the "Depository") identified in the applicable Prospectus Supplement relating to such series. Global Securities are expected to be deposited with The Depository Trust Company, as Depository. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement relating to such series.

PROVISIONS APPLICABLE SOLELY TO SUBORDINATED SECURITIES

    Upon any distribution to creditors of the Trust in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any Subordinated Securities will be subordinated to the extent provided in the applicable Indenture in right of payment to the prior payment in full of all Senior Debt (as defined below), but the obligation of the Trust to make payments of the principal of and interest on such Subordinated Securities will not otherwise be affected. No payment of principal or interest will be permitted to be made on Subordinated Securities at any time if a default on Senior Debt exists that permits the holders of such Senior Debt to accelerate its maturity and the default is the subject of judicial proceedings or the Trust receives notice of the default. After all Senior Debt is paid in full and until the Subordinated Securities are paid in full, holders will be subrogated to the rights of holders of Senior Debt to the extent that distributions otherwise payable to holders have been applied to the payment of Senior Debt. The Subordinated Indenture will not restrict the amount of Senior Indebtedness or other indebtedness of the Trust and its subsidiaries. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of Subordinated Indebtedness may recover less, ratably, than general creditors of the Trust.

    Senior Debt will be defined in the applicable Indenture as the principal of and interest on, or substantially similar payments to be made by the Trust in respect of, the following whether outstanding at the date of execution of the applicable Indenture or thereafter incurred, created or assumed: (a) indebtedness of the Trust for money borrowed or represented by purchase-money obligations, (b) indebtedness of the Trust evidenced by notes, debentures, or bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other agreement, (c) obligations of the Trust as lessee under leases of property either made as part of any sale and leaseback transaction to which the Trust is a party, (d) indebtedness of partnerships and joint ventures which is included in the consolidated financial statements of the Trust, (e) indebtedness, obligations and liabilities of others in respect of which the Trust is liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which the Trust has agreed to purchase or otherwise acquire, and (f) any binding commitment of the Trust to fund any real estate investment or to fund any investment in any entity making such real estate investment, in each case other than (i) any such indebtedness, obligation or liability referred to in clauses (a) through (f) above as to which, in the instrument creating or evidencing the same pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the Subordinated Securities or ranks pari passu with the Subordinated Securities, (ii) any such indebtedness, obligation or liability which is subordinated to indebtedness of the Trust to substantially the same extent as or to a greater extent than the Subordinated Securities are subordinated, and (iii) the Subordinated Securities. There will not be any restrictions in any Indenture relating to Subordinated Securities upon the creation of additional Senior Debt.

    If this Prospectus is being delivered in connection with a series of Subordinated Securities, the accompanying Prospectus Supplement or the information incorporated herein by reference will set forth the approximate amount of Senior Debt outstanding as of the end of the Trust's most recent fiscal quarter.

                          DESCRIPTION OF COMMON STOCK

    The Trust has the authority to issue an unlimited number of shares of Common Stock. At June 30, 1997, the Trust had outstanding 17,138,432 shares of Common Stock.

    The following description of the Common Stock sets forth certain general terms and provisions of the Common Stock to which any Prospectus Supplement may relate, including a Prospectus Supplement providing that Common Stock will be issuable upon conversion of Preferred Stock or Debt Securities of the Trust. The statements below describing the Common Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Trust's Declaration of Trust.

    Each outstanding share of Common Stock entitles the holder to one vote on all matters presented to shareholders for a vote. Holders of shares of Common Stock have no preemptive rights or cumulative voting rights. All shares of Common Stock will, when issued, be duly authorized, fully paid, and nonassessable. Distributions may be paid to the holders of shares of Common Stock if and when declared by the Board of Trustees of the Trust out of funds legally available therefor.

    Under California law, shareholders are generally not liable for the Trust's debts or obligations. If the Trust is liquidated, subject to the right of any holders of Preferred Stock to receive preferential distributions, each holder of Common Stock will be entitled to participate pro rata in the assets remaining after payment of, or adequate provision for, all known debts and liabilities of the Trust.

RESTRICTIONS ON OWNERSHIP OF COMMON STOCK

    The shares of Common Stock are freely transferable except that the Trustees may refuse to transfer shares if, in the opinion of the Trustees, the proposed transfer would jeopardize the qualification of the Trust as a real estate investment trust under the Code.

TRANSFER AGENT

    The registrar and transfer agent for the Trust's Common Stock is ChaseMellon Shareholder Services, LLC.

                         DESCRIPTION OF PREFERRED STOCK

    The Trust is authorized to issue up to two million shares of preferred stock, without par value (the "Preferred Stock"). No shares of Preferred Stock are outstanding as of the date hereof. Under the Trust's Declaration of Trust, shares of Preferred Stock may be issued from time to time, in one or more series, as authorized by the Board of Trustees. Prior to the issuance of shares of each series, the Board of Trustees is required by the Trust's Declaration of Trust to adopt resolutions, setting for each such series the designations, powers, preferences and rights of the shares of such series and the qualifications, limitations or restrictions thereon, including, but not limited to, dividend rights, dividend rate or rates, conversion rights, specific conditions under which a holder of Preferred Stock would be entitled to vote, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences as are permitted by California law. Because the Board of Trustees has the power to establish the terms and conditions of each series of Preferred Stock, it may afford the holders of any series of Preferred Stock power, preferences and rights, voting or otherwise, senior to the rights of holders of shares of Common Stock. The issuance of Preferred Stock could have the effect of delaying or preventing a change in control of the Trust.

    The following description of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. The statements below describing the Preferred Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Trust's Declaration of Trust.

GENERAL

    Subject to limitations prescribed by California law and the Trust's Declaration of Trust, the Board of Trustees is authorized to fix the number of shares constituting each series of Preferred Stock and the designations, powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereon, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the Board of Trustees or a duly authorized committee thereof. The Preferred Stock will, when issued, be fully paid and nonassessable.

    Reference is made to the Prospectus Supplement relating to the series of Preferred Stock offered thereby for specific terms, including:

        (a) the title and stated value of such Preferred Stock;

        (b) the number of shares of such Preferred Stock offered, the liquidation preference per share and the offering price of such Preferred Stock;

        (c) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock;

        (d) whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such Preferred Stock shall accumulate;

        (e) the procedures for any auction and remarketing, if any, for such Preferred Stock;

        (f) the provisions for a sinking fund, if any, for such Preferred Stock;

        (g) the specific conditions upon which a holder of Preferred Stock would be entitled to vote;

        (h) the provisions for redemption, if applicable, of such Preferred
    Stock;

        (i) any listing of such Preferred Stock on any securities exchange;

        (j) the terms and conditions, if applicable, upon which such Preferred Stock will be convertible into Common Stock of the Trust, including the conversion price (or manner of calculation thereof) and conversion period;

        (k) if appropriate, a discussion of United States federal income tax considerations applicable to such Preferred Stock;

        (l) any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Trust as a REIT;

        (m) the relative ranking and preferences of such Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Trust;

        (n) any limitations on issuance of any series of Preferred Stock ranking senior to or on a parity with such series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Trust; and

        (o) any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock.

RANK

    Unless otherwise specified in the Prospectus Supplement, the Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Trust, rank (a) senior to all classes or series of Common Stock of the Trust, and to all equity securities ranking junior to such Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Trust; (b) on a parity with all equity securities issued by the Trust the terms of which specifically provide that such equity securities rank on a parity with the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Trust; and (c) junior to all equity securities issued by the Trust the terms of which specifically provide that such equity securities rank senior to the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Trust. As used in the Trust's Declaration of Trust for these purposes, the term "equity securities" does not include convertible debt securities.

DIVIDENDS

    Unless otherwise specified in the Prospectus Supplement, the Preferred Stock will have the rights with respect to payment of dividends set forth below.

    Holders of shares of the Preferred Stock of each series shall be entitled to receive, when, as and if declared and authorized by the Board of Trustees of the Trust, out of assets of the Trust legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each such dividend shall be payable to holders of record as they appear on the stock transfer books of the Trust on such record dates as shall be fixed by the Board of Trustees of the Trust.

    Dividends on any series of the Preferred Stock may be cumulative or non-cumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will accumulate from and after the date set forth in the applicable Prospectus Supplement. If the Board of Trustees of the Trust fails to declare a dividend payable on a dividend payment date on any series of the Preferred Stock for which dividends are noncumulative, then the holders of such series of the Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Trust will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

    If any shares of the Preferred Stock of any series are outstanding, no full dividends shall be declared or paid or set apart for payment on the Preferred Stock of the Trust of any other series ranking, as to dividends, on a parity with or junior to the Preferred Stock of such series for any period unless (a) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof irrevocably set apart for such payment on the Preferred Stock of such series for all past dividend periods and the then current dividend period, or (b) if such series of Preferred Stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof irrevocably set apart for such payment on the Preferred Stock of such series. When dividends are not paid in full (or a sum sufficient for such full payment is not so irrevocably set apart) upon the shares of Preferred Stock of any series and the shares of any other series of preferred stock ranking on a parity as to dividends with the Preferred Stock of such series, all dividends declared upon shares of Preferred Stock of such series and any other series of preferred stock ranking on a parity as to dividends with such Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Preferred Stock of such series and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Preferred Stock of such series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) and such other series of preferred stock bear to each other. Except as may otherwise be set forth in the applicable Prospectus Supplement, no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Stock of such series which may be in arrears.

    Except as provided in the immediately preceding paragraph, unless (a) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof irrevocably set apart for payment for all past dividend periods and the then current dividend period, or (b) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof irrevocably set apart for payment for the then current dividend period, no dividends (other than in Common Stock or other capital stock ranking junior to the Preferred Stock of such series as to dividends and upon liquidation, dissolution or winding up of the Trust) shall be declared or paid or set aside for payment or other distribution shall be declared or made upon the Common Stock or any other capital stock of the Trust ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation, dissolution or winding up of the Trust, nor shall any Common Stock or any other capital stock of the Trust ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation, dissolution or winding up of the Trust be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Trust (except by conversion into or exchange for other capital stock of the Trust ranking junior to the Preferred Stock of such series as to dividends and upon liquidation, dissolution or, winding up of the Trust).

    Any dividend payment made on shares of a series of Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remains payable.

REDEMPTION

    If so provided in the applicable Prospectus Supplement, the shares of Preferred Stock will be subject to mandatory redemption or redemption at the option of the Trust, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

    The Prospectus Supplement relating to a series of Preferred Stock that is subject to mandatory redemption will specify the number of shares of such Preferred Stock that shall be redeemed by the Trust in such year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement.

    Notwithstanding the foregoing, unless (a) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on all shares of any series of Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof irrevocably set apart for payment for all past dividend periods and the then current dividend period, or
(b) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof irrevocably set apart for payment for the then current dividend period, no shares of any series of Preferred Stock shall be redeemed unless all outstanding shares of Preferred Stock of such series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Preferred Stock of such series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series. In addition, unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on all outstanding shares of any series of Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof irrevocably set apart for payment for all past dividend periods and the then current dividend period, and (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof irrevocably set apart for payment for the then current dividend period, the Trust shall not purchase or otherwise acquire directly or indirectly any shares of Preferred Stock of such series (except by conversion into or exchange for capital stock of the Trust ranking junior to the Preferred Stock of such series as to dividends and upon liquidation, dissolution or winding up of the Trust); provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Preferred Stock of such series to preserve the REIT status of the Trust or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series.

    If fewer than all of the outstanding shares of Preferred Stock of any series are to be redeemed, the number of shares to be redeemed will be determined by the Trust and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by the Trust.

    Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of a share of Preferred Stock of any series to be redeemed at the address shown on the stock transfer books of the Trust. Each notice shall state: (a) the redemption date; (b) the number of shares and series of the Preferred Stock to be redeemed; (c) the redemption price; (d) the place or places where certificates for such Preferred Stock are to be surrendered for payment of the redemption price; (e) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (f) the date upon which the holder's conversion rights, if any, as to such shares shall terminate. If fewer than all the shares of Preferred Stock of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of Preferred Stock to be redeemed from each such holder. If notice of redemption of any shares of Preferred Stock has been given and if the funds necessary for such redemption have been irrevocably set apart by the Trust in trust for the benefit of the holders of any shares of Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such shares of Preferred Stock, such shares of Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

LIQUIDATION PREFERENCE

    Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Trust, then, before any distribution or payment shall be made to the holders of any Common Stock or any other class or series of capital stock of the Trust ranking junior to the Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, the holders of each series of Preferred Stock shall be entitled to receive out of assets of the Trust legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable Prospectus Supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend). Except as may otherwise be set forth in the applicable Prospectus Supplement, after payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Stock will have no right or claim to any of the remaining assets of the Trust. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of the Trust are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Trust ranking on a parity with the Preferred Stock in the distribution of assets upon liquidation, dissolution or winding up of the Trust, then the holders of the Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

    If liquidating distributions shall have been made in full to all holders of shares of Preferred Stock, the remaining assets of the Trust shall be distributed among the holders of any other classes or series of capital stock ranking junior to the Preferred Stock upon liquidation, dissolution or winding up of the Trust, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of the Trust with or into any other corporation, or the sale, lease, transfer or conveyance of all or substantially all of the property or business of the Trust, shall not be deemed to constitute a liquidation, dissolution or winding up of the Trust.

VOTING RIGHTS

    Holders of the Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable Prospectus Supplement.

    The holders of Preferred Stock may have certain rights to vote if the Trust is in default in the payment of the dividends on Preferred Stock. The consent of the holders of at least two thirds of a class of Preferred Stock will be necessary to (a) amend the Declaration of Trust, whether in connection with a merger or consolidation or otherwise, in a manner adversely and materially affecting the preference or the voting or other rights of the holders of such class of Preferred Stock, or (b) authorize any shares, or any security convertible into shares, in either case ranking prior to such class of Preferred Stock. In all cases in which the holders of Preferred Stock would have the right to vote, each such holder would be entitled to one vote for each share of Preferred Stock held by such holder.

CONVERSION RIGHTS

    The terms and conditions, if any, upon which shares of any series of Preferred Stock are convertible into Common Stock will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of shares of Common Stock into which the Preferred Stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Stock or the Trust, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Preferred Stock.

RESTRICTIONS ON OWNERSHIP OF PREFERRED STOCK

    The shares of Preferred Stock are freely transferable except that the Trustees may refuse to transfer shares if, in the opinion of the Trustees, the proposed transfer would jeopardize the qualification of the Trust as a real estate investment trust under the Code.

TRANSFER AGENT

    The transfer agent and registrar for the Preferred Stock will be set forth in the applicable Prospectus Supplement.

                                    TAXATION

    The Trust believes that it has operated, and it intends to continue to operate, in such manner as to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), but no assurance can be given that it will at all times so qualify. In the opinion of Steinhart & Falconer LLP, San Francisco, California, counsel to the Trust, the Trust met the requirements of the Code for qualification as a real estate investment trust for 1996, the Trust presently meets such requirements, and the Trust's contemplated method of operation as described in this Prospectus will enable it to meet such requirements in the future. In rendering its opinion, counsel to the Trust has relied, as to factual determinations and conclusions necessary for such opinion, on representations of management.

    The provisions of the Code pertaining to real estate investment trusts are highly technical and complex. The following is a general summary of certain provisions which currently govern the federal income tax treatment of the Trust and its shareholders. For the complete statutory and regulatory provisions, refer to Sections 856 through 860 of the Code and the regulations promulgated thereunder. The following summary is qualified in its entirety by such reference. The tax treatment of a holder of any of the Offered Securities will vary depending on the terms of the specific securities acquired by such holder, as well as his or her particular situation.

FEDERAL INCOME TAXATION

    To qualify to be treated as a real estate investment trust for a taxable year under the Code, the Trust must meet certain requirements. Its principal activities must be real estate related. Generally, at least 75% of the total assets of the Trust must consist of real estate assets, cash or governmental securities, and at least 75% of its gross income must be derived from real estate activities, including rents from real property and interest on mortgage obligations. However, the Code authorizes the investment of the proceeds of certain securities offerings of the Trust for up to one year in stock or debt investments that do not qualify as real estate assets or yield real estate income. At least 95% of the Trust's gross income must consist of such gross income derived from real estate activities, plus dividends, interest or capital gains from disposing of stock or securities. Additionally, a REIT must also derive less than 30% of its gross income from the sale or other disposition of
(a) real property held for less than four years, other than foreclosure property or property involuntarily or compulsorily converted through destruction, condemnation, or similar events, (b) stocks or securities held for less than one year, and (c) property sold or otherwise disposed of in a prohibited transaction.

    Although rent or interest income of the Trust may be based on a fixed percentage of receipts or sales, rental or interest income of the Trust may not be determined by reference to the net income or profits of a lessee or obligor except where the lessee or obligor itself leases the property and derives income that would be qualified rents if received by the Trust directly. The Code requires that the shares of the Trust be held by at least 100 shareholders and that the Trust annually distribute at least 95% of its real estate investment trust taxable income to its shareholders. The Code discourages the Trust from buying and selling property as a dealer by imposing a 100% tax on the net income (not reduced by losses) from such sales with limited exceptions. For any investment requiring direct management or which provides services to tenants (other than services that a tax exempt organization may provide to its tenants without causing its rental income to be "unrelated business income") an independent property manager is required by the Code. In 1992, the Trust obtained a comprehensive private letter ruling from the national office of the Internal Revenue Service stating that the property management activities engaged in by the Trust with respect to its properties are permissible activities for a real estate investment trust.

    So long as the Trust qualifies for taxation as a real estate investment trust, the Trust itself will generally be taxable only on its undistributed income. Distributions made to its shareholders out of current or accumulated earnings and profits will generally be taxed to them as ordinary income. A distribution by the Trust of net capital gains will be treated as a capital gain to shareholders to the extent properly designated by the Trust as a capital gain dividend. A distribution in excess of current or accumulated earnings and profits will constitute a non-taxable return of capital, to the extent of the shareholder's basis in his or her shares. To the extent such a distribution is greater than such basis, it will be treated as capital gain.

    Failure of the Trust to qualify during any taxable year as a real estate investment trust could, unless certain relief provisions were available, have a material adverse effect on the Trust. The Trust would be subject to federal income tax at corporate rates on all of its taxable income and would not be able to deduct the dividends it paid, which could result in a discontinuation of, or substantial reduction in, dividends to shareholders. In addition, the Trust's financial condition could be impaired materially if federal income tax liability were imposed as a result of an inadvertent termination of the Trust's real estate investment trust status or imposition of a 100% penalty tax with respect to a prior year.

FOREIGN INVESTORS

    The preceding discussion does not address the federal income tax consequences to foreign investors of an investment in the Trust. Foreign investors in the Trust should consult their own tax advisors concerning the application to them of United States withholding taxes, of the Foreign Investors Real Property Tax Act of 1980 ("FIRPTA"), which altered the federal income tax treatment of an investment in real estate investment trusts by foreign investors, and for other information regarding the federal income tax consequences of an investment in the Trust by a foreign investor. The Trustees intend to cause the Trust to be operated in such a manner that, for purposes of FIRPTA, the Trust will be a "domestically-controlled" real estate investment trust.

STATE AND LOCAL TAXES

    The Trust or its shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which they transact business or reside. Each shareholder should consult with his own tax advisor as to the actual or potential impact of state or local taxation upon his particular situation.

THE FOREGOING DISCUSSION IS A BRIEF SUMMARY OF THE TAX CONSIDERATIONS POTENTIALLY AFFECTING THE TRUST AND ITS SHAREHOLDERS. IT IS BASED ON THE CURRENT STATE OF THE LAW. FUTURE JUDICIAL, ADMINISTRATIVE AND LEGISLATIVE ACTION MAY AFFECT THE TAX TREATMENT OF THE TRUST AND ITS SHAREHOLDERS. EACH PROSPECTIVE PURCHASER OF THE OFFERED SECURITIES SHOULD CONTACT HIS OR HER OWN TAX ADVISOR CONCERNING THE TAX ASPECTS OF OWNING AND DISPOSING OF ANY OF THE OFFERED SECURITIES.

                              PLAN OF DISTRIBUTION

    The Trust may sell the Offered Securities to one or more underwriters for public offering and sale by them or may sell the Offered Securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of the Offered Securities will be named in the applicable Prospectus Supplement.

    Underwriters may offer and sell the Offered Securities at a fixed price or prices which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. The Trust also may, from time to time, authorize underwriters acting as the Trust's agents to offer and sell the Offered Securities upon the terms and conditions as forth in the applicable Prospectus Supplement. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from the Trust in the form of underwriting discounts or commissions and may also receive commissions from any entity for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

    Any underwriting compensation paid by the Trust to underwriters or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts, concessions and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with the Trust, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

    Unless otherwise specified in the related Prospectus Supplement, each series of Offered Securities will be a new issue with no established trading market, other than the Common Stock which is listed on the AMEX. Any shares of Common Stock sold pursuant to a Prospectus Supplement will be listed on the AMEX or other major stock exchange, subject to official notice of issuance. The Company may elect to list any series of Debt Securities or Preferred Stock on an exchange, but is not obligated to do so. It is possible that one or more underwriters may make a market in a series of Offered Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, the Offered Securities.

    In order to comply with the securities laws of certain states, if applicable, the Offered Securities will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states Offered Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

    Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Offered Securities may not simultaneously engage in market making activities with respect to securities for a period of two business days prior to the commencement of such distribution.

    If so indicated in the applicable Prospectus Supplement, the Trust will authorize dealers acting as the Trust's agents to solicit offers by certain institutions to purchase Offered Securities from the Trust at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Offered Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the applicable Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to the approval of the Trust. Contracts will not be subject to any conditions except (a) the purchase by an institution of the Offered Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and
(b) if the Offered Securities are being sold to underwriters, the Trust shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by Contracts.

    Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for the Trust and its subsidiaries in the ordinary course of business.

                                    EXPERTS

    The financial statements (and financial statement schedule) of Western Investment Real Estate Trust as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

    Certain legal matters in connection with the Offered Securities as well as certain legal matters described under "Taxation" will be passed upon for the Trust by Steinhart & Falconer LLP, San Francisco, California.

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the estimated expenses in connection with the offerings contemplated by this Registration Statement:

SEC Registration Fee...............................................  $  45,454
National Association of Securities Dealers, Inc....................      *
Blue Sky Fees and Expenses.........................................      *
Printing and Engraving Costs.......................................      *
Accounting Fees and Expenses.......................................      *
Legal Fees and Expenses............................................      *
Trustee and Registrar Fees.........................................      *
Miscellaneous (including listing and rating agency fees)...........      *
                                                                     ---------
Total..............................................................  $   *

------------------------

*   To be filed by amendment or on a Current Report on Form 8-K.

ITEM 15. INDEMNIFICATION OF TRUSTEES AND OFFICERS.

    Section 2.7 of the Declaration of Trust, as amended, provides that any trustee or officer of the Trust, whether or not still in office, made a party to any action, suit or proceeding or against whom a claim or liability is asserted because he is or was a trustee or officer of the Trust shall be indemnified and held harmless by the Trust against judgments, fines, amounts paid on account thereof (whether in settlement or otherwise) and reasonable expenses, including attorneys fees actually and reasonably incurred by him in connection with the defense of such action, suit or proceeding or in connection with the appeal therein, whether or not the same proceeds to judgment or is settled or otherwise brought to a conclusion. Such rights of indemnification and reimbursement shall be satisfied only out of the assets of the Trust. Under Section 2.5 of the Declaration of Trust, as amended, no shareholder shall be personally or individually liable for any claim against the trustees or officers. No person shall be indemnified or reimbursed for any claim, obligation or liability which shall have been adjudicated, or in case of settlement, which in the opinion of counsel for the Trust would, if adjudicated, have likely been adjudicated to have arisen out of or been based upon such person's willful misfeasance, bad faith, gross negligence or reckless disregard of duty or for his failure to act in good faith in the reasonable belief that his action was in the best interests of the Trust. The Trust has entered into individual indemnification agreements with each trustee and officer of the Trust.

ITEM 16. EXHIBITS

      1.1  Form of Underwriting Agreement for Debt Securities.*
      1.2  Form of Underwriting Agreement for Common Stock.*
      1.3  Form of Underwriting Agreement for Preferred Stock.*
      3.1  Amended and Restated Declaration of Trust.
      4.1  Form of Indenture for Senior Debt Securities.
      4.2  Form of Senior Debt Security (included in Exhibit 4.1).
      4.3  Form of Indenture for Subordinated Debt Securities.
      4.4  Form of Subordinated Debt Security (included in Exhibit 4.3).
      5.1 Opinion of Steinhart and Falconer LLP regarding legality of the Offered Securities.*
      8.1 Opinion of Steinhart and Falconer LLP regarding certain tax considerations.*
     12.1  Statement regarding computation of ratios.
     23.1  Consent of KMPG Peat Marwick LLP.
     23.2  Consent of Steinhart and Falconer LLP (included in opinion).*
     24.1  Power of Attorney (included on signature page).
     25.1  Statement of Eligibility and Qualification of Trustee for the Debt
           Securities on Form T-1.*

------------------------

*   To be filed by amendment or on a Current Report on Form 8-K.

ITEM 17. UNDERTAKINGS

    (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the
                Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or

       15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable, In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (d) The Registrant hereby undertakes that:

       (1) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

       (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, State of California, on the 31st day of July, 1997.

                                WESTERN INVESTMENT REAL ESTATE
                                TRUST

                                By:               /s/ O.A. TALMAGE
                                     -----------------------------------------
                                                    O.A. Talmage
                                            CHAIRMAN AND CHIEF EXECUTIVE
                                                OFFICER AND TRUSTEE

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints O.A. TALMAGE, DENNIS D. RYAN, DAVID J. ROMANSKI and ROBB A. SCOTT, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------


                                Chairman of the Board of
       /s/ O.A. TALMAGE           Trustees and Chief
------------------------------    Executive Officer            July 31, 1997
         O.A. Talmage             (Principal Executive
                                  Officer) and Trustee

    /s/ WILLIAM A. TALMAGE      President and Chief
------------------------------    Operating Officer;           July 31, 1997
      William A. Talmage          Trustee

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Executive Vice President
      /s/ DENNIS D. RYAN          and Chief Financial
------------------------------    Officer (Principal           July 31, 1997
        Dennis D. Ryan            Financial and Accounting
                                  Officer); Trustee

 /s/ CHESTER R. MACPHEE, JR.
------------------------------  Trustee                        July 31, 1997
   Chester R. MacPhee, Jr.

    /s/ REGINALD B. OLIVER
------------------------------  Trustee                        July 31, 1997
      Reginald B. Oliver

      /s/ JAMES L. STELL
------------------------------  Trustee                        July 31, 1997
        James L. Stell

                               INDEX TO EXHIBITS

 EXHIBIT NO.                                                  EXHIBIT
-------------  -----------------------------------------------------------------------------------------------------
        1.1    Form of Underwriting Agreement for Debt Securities.*

        1.2    Form of Underwriting Agreement for Common Stock.*

        1.3    Form of Underwriting Agreement for Preferred Stock.*

        3.1    Amended and Restated Declaration of Trust.

        4.1    Form of Indenture for Senior Debt Securities.

        4.2    Form of Senior Debt Security (included in Exhibit 4.1).

        4.3    Form of Indenture for Subordinated Debt Securities.

        4.4    Form of Subordinated Debt Security (included in Exhibit 4.3).

        5.1    Opinion of Steinhart and Falconer LLP regarding legality of the Offered Securities.*

        8.1    Opinion of Steinhart and Falconer LLP regarding certain tax considerations.*

       12.1    Statement regarding computation of ratios.

       23.1    Consent of KMPG Peat Marwick LLP.

       23.2    Consent of Steinhart and Falconer LLP (included in opinion).*

       24.1    Power of Attorney (included on signature page).

       25.1    Statement of Eligibility and Qualification of Trustee for the Debt Securities on Form T-1.*

------------------------

*   To be filed by amendment or on a Current Report on Form 8-K.